As filed with the U.S. Securities and Exchange Commission on June 29, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GrowGeneration Corp.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	5200	46-5008129
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

930 W 7th Ave, Suite A

Denver, Colorado 80204

Telephone: 800-935-8420

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Darren Lampert

Chief Executive Officer

GrowGeneration Corp.

930 W 7th Ave, Suite A

Denver, Colorado 80204

Telephone: 800-935-8420

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Mitchell Lampert, Esq. Robinson & Cole LLP 1055 Washington Boulevard Stamford, CT 06901 Telephone: (203) 462-7559 Fax: (203) 462-7599	Stuart Bressman Rupa Briggs White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Telephone: (212) 819-8200 Fax: (212) 354-8113

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-239058)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $0.001 par value per share	$8,050,000	$1,044.89

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $40,250,000 on a Registration Statement on Form S-1 (File No. 333-239058), which was declared effective by the Securities and Exchange Commission on June 29, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $8,050,000 is hereby registered, which includes the additional shares that the underwriters have the option to purchase, solely to cover over-allotments, if any.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, GrowGeneration Corp. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-239058) (the “Prior Registration Statement”), which the Registrant filed with the Commission on June 10, 2020, and which the Commission declared effective on June 29, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of shares of common stock to be offered by the Registrant in the public offering by $8,050,000, which includes additional shares that the underwriters have the option to purchase, solely to cover over-allotments, if any. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Andrew I. Telsey, P.C..

23.1	Consent of Independent Registered Public Accounting Firm, Connolly Grady & Cha, P.C.

23.2	Consent of Andrew I. Telsey, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-239058), filed with the Commission on June 10, 2020 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of June, 2020.

GROWGENERATION CORP.

By:	/s/ Darren Lampert
Name: Darren Lampert
Title: Chief Executive Officer

By:	/s/ Monty Lamirato
Name: Monty Lamirato
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Title	Date

/s/ Darren Lampert	Chief Executive Officer and Director	June 29, 2020
Darren Lampert	(Principal Executive Officer)

/s/ Monty Lamirato	Chief Financial Officer	June 29, 2020
Monty Lamirato	(Principal Financial and Accounting Officer)

/s/ Michael Salaman	President and Director	June 29, 2020
Michael Salaman

*	Director	June 29, 2020
Stephen Aiello

*	Director	June 29, 2020
Sean Stiefel

*	Director	June 29, 2020
Paul Ciasullo

*By:	/s/ Darren Lampert
Darren Lampert Attorney-in-fact

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